Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Stock Yards Bancorp, Inc. on Form 10-Q for the period ending June 30, 2015 (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stock Yards Bancorp, Inc. as of and for the periods presented in the Report.

Date: August 4, 2015	By:	/s/ David P. Heintzman
David P. Heintzman,
Chairman and Chief Executive Officer

Date: August 4, 2015	By:	/s/ Nancy B. Davis
Nancy B. Davis,
Executive Vice President, Treasurer and Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to Stock Yards Bancorp, Inc. and will be retained by Stock Yards Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.